EXHIBIT 5.1

2800 JPMorgan Chase Tower, 600 Travis Houston, TX 77002 Telephone: 713-226-1200 Fax: 713-223-3717 www.lockelord.com

March 6, 2012

Helix Energy Solutions Group, Inc.

400 North Sam Houston Parkway East

Suite 400

Houston, TX 77060

Ladies and Gentlemen:

We have acted as counsel to Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the issuance and sale from time to time by the Company on a delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations (“Rule 415”) promulgated under the Securities Act of an indeterminate number of: (a) shares of common stock, no par value (the “Common Stock”) of the Company; (b) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) of the Company, which may be convertible into or exchangeable for debt securities or common stock; (c) the Company’s unsecured debt securities consisting of senior notes, subordinated notes and debentures and/or other unsecured evidences of indebtedness (collectively, the “Debt Securities”), in one or more series, which may be convertible into or exchangeable for preferred stock or common stock; (d) warrants of the Company to purchase debt securities, preferred stock and common stock (the “Warrants”), which may be convertible into or exchangeable for debt, preferred stock, common stock or other securities; and (e) units that include any of these securities (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities.”

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement, or in a related free writing prospectus.

Atlanta, Austin, Chicago, Dallas, Hong Kong, Houston, London, Los Angeles, New Orleans, New York, Sacramento, San Francisco, Washington DC

Helix Energy Solutions Group, Inc.

March 6, 2012

As the basis for the opinion hereinafter expressed, we have examined and relied upon (i) the Registration Statement, including the Prospectus; (ii) the articles of incorporation and by-laws of the Company; and (iii) originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In connection with rendering the opinions set forth below, we have assumed that:

i.	all information contained in all documents reviewed by us is true and correct;

ii.	all signatures on all documents examined by us are genuine;

iii.	all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

iv.	the Registration Statement, and any amendments thereto (including post- effective amendments), will have become effective, and such effectiveness shall not have been terminated or rescinded;

v.	a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby;

vi.	all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

vii.	the applicable indenture and supplemental indenture, if any, relating to the Debt Securities will be duly authorized, executed and delivered by the parties thereto and the Debt Securities will have been validly executed and delivered by the Company and validly executed, delivered and authenticated by the Trustee;

viii.	each person signing the applicable indenture and supplemental indenture, if any, will have the legal capacity and authority to do so;

ix.	a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

x.	in the case of shares of Preferred Stock of any series, the Board of Directors of the Company will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Minnesota;

xi.

in the case of Warrants, the Board of Directors of the Company will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto (the “Warrant Agreement”); such Warrant Agreement will have been duly executed and delivered by the Company and the warrant agent

Helix Energy Solutions Group, Inc.

March 6, 2012

thereunder appointed by the Company; neither such Warrants nor such Warrant Agreement will include any provision that is unenforceable; and such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Warrant Agreement;

xii.	in the case of Units, the Board of Directors of the Company will have taken all necessary corporate action to authorize the creation of and the terms of such Units and the issuance of the Securities to be issued pursuant thereto and to approve the Unit agreement relating thereto (the “Unit Agreement”); such Unit Agreement will have been duly executed and delivered by the Company and the Unit agent thereunder appointed by the Company; neither such Units nor such Unit Agreement will include any provision that is unenforceable; and such Units or certificates representing such Units will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Unit Agreement;

xiii.	certificates representing shares of company stock will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company’s charter documents; and the purchase price therefor payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock, or the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Company’s Board of Directors to constitute the stated capital applicable to such shares, in the case of shares of Preferred Stock; and

xiv.	any Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

We have also assumed that, at or prior to the time of the delivery of any such Security, (i) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Minnesota; and (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1.

With respect to the Common Stock, when the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of

Helix Energy Solutions Group, Inc.

March 6, 2012

Common Stock are issued and delivered in accordance with the applicable purchase, underwriting or similar agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by the Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

2.	With respect to the Preferred Stock, upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Minnesota of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable purchase, underwriting or similar agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.	With respect to the Debt Securities, when (i) the applicable indenture and supplemental indenture, if any, relating either to senior Debt Securities or subordinated Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company has taken all necessary action to approve the issuance and terms of such Debt Securities; (iii) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture and supplemental indenture, if any, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (iv) such Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable indenture and supplemental indenture, if any, and issued and sold as contemplated in the Registration Statement and upon payment of the consideration as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company, then such Debt Securities will be legally issued and will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.

With respect to the Warrants included in the Securities, when the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the warrant agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued

Helix Energy Solutions Group, Inc.

March 6, 2012

and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company under the laws of the jurisdiction governing the Warrants, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5.	With respect to the Units included in the Securities, when the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

The foregoing opinions are limited to the laws of the States of Minnesota and, in the case of our opinion in paragraph 3 above only, New York, and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

At your request, this opinion is being furnished to you for filing as an exhibit to the Company’s Registration Statement filed on the date hereof. We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus, which is part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission issued thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very Truly Yours,

/s/ Locke Lord LLP